UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIMENSIONAL ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Bee Cave Road, Building One, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Shares of beneficial interest, no par value

Dimensional Ultrashort Fixed Income ETF	NYSE Arca, Inc.
Dimensional World Equity ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239440

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the series of Dimensional ETF Trust (the “Trust”) listed below to be registered hereunder is set forth in Post-Effective Amendment No. 24 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on September 6, 2023, which description is incorporated herein by reference.

The series of the Trust that are registering securities, and their I.R.S. Employer Identification Numbers, are as follows:

Dimensional Ultrashort Fixed Income ETF	US25434V5912
Dimensional World Equity ETF	US25434V6175

Item 2.	Exhibits

1.
The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on June 26, 2020.

2.
The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on September 20, 2021.

3.
The Trust’s Amended and Restated Schedule A to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii)(a) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on February 28, 2023.

4.
The Trust’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-239440; 811-23580), as filed with the Securities and Exchange Commission on February 11, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 19th day of September, 2023.

DIMENSIONAL ETF TRUST

By:	/s/ Ryan P. Buechner
Name:	Ryan P. Buechner
Title:	Vice President and Assistant Secretary